 As filed with the Securities and Exchange Commission on March 12, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AQUAVENTURE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	98-1312953
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Conyers Corporate Services (B.V.I.) Ltd.
Commerce House, Wickhams Cay 1

P.O. Box 3140 Road Town

British Virgin Islands VG11110
(Address of Principal Executive Offices)

AquaVenture Holdings Limited 2016 Share Option and Incentive Plan

AquaVenture Holdings Limited 2016 Employee Stock Purchase Plan

(Full Title of the Plans)

Douglas R. Brown
Chief Executive Officer
14400 Carlson Circle
Tampa, FL 33626
(813) 855-8636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark H. Burnett, Esq.
Michael J. Minahan, Esq.
Gregg L. Katz, Esq.
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares	1,059,286 shares(3)	$13.62	$14,427,475.32	$1,796.22
Ordinary Shares	200,000 shares(4)	$13.62	$2,724,000.00	$339.14
Total	1,259,286 shares		$17,151,475.32	$2,135.36

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares which become issuable under the Registrant’s 2016 Share Option and Incentive Plan (the “2016 Plan”) and the Registrant’s 2016 Employee Stock Purchase Plan (the “2016 ESPP”) by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding ordinary shares.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s ordinary shares, as quoted on the New York Stock Exchange, on March 8, 2018.

(3)        Represents an automatic increase to the number of shares available for issuance under the 2016 Plan, effective January 1, 2018.  Shares available for issuance under the 2016 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 6, 2016 (Registration No. 333-213990) and August 14, 2017 (Registration No. 333-219962).

(4)         Represents an automatic increase to the number of shares available for issuance under the 2016 ESPP, effective January 1, 2018.  Shares available for issuance under the 2016 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on October 6, 2016 (Registration No. 333-213990) and August 14, 2017 (Registration No. 333-219962).

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2016 Share Option and Incentive Plan (the “2016 Plan”) and the 2016 Employee Stock Purchase Plan (the “2016 ESPP”) of AquaVenture Holdings Limited (the “Registrant”) is being filed for the purposes of registering  (i) 1,059,286 additional ordinary shares of the Registrant that may be issued pursuant to the 2016 Plan; and (ii) 200,000 additional ordinary shares of the Registrant that may be issued pursuant to the 2016 ESPP, for which a Registration Statement on Form S-8 has previously been filed and is effective.

Pursuant to General Instruction E, this Registration Statement incorporates by reference the contents of (i)  the Registration Statement on Form S-8 (Registration No. 333-213990) filed with the Securities and Exchange Commission on October 6, 2016 and (ii) the Registration Statement on Form S-8 (Registration No. 333- 219962) filed with the Securities and Exchange Commission on August 14, 2017, relating to the 2016 Plan and 2016 ESPP, in each case, except for “Item 8. Exhibits” with respect to which the Exhibit Index set forth below is incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this Registration Statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))
4.2

Fourth Amended and Restated Investor Rights Agreement, dated June 6, 2014, by and among AquaVenture Holdings LLC and certain of its shareholders (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

5.1*	Opinion of Conyers Dill & Pearman
23.1*	Consent of KPMG LLP
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1

2016 Share Option and Incentive Plan, as amended, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

99.2	2016 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207142))

*     Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tortola, British Virgin Islands, on the 12th day of March, 2018.

AQUAVENTURE HOLDINGS LIMITED

By:	/s/ Douglas R. Brown
Douglas R. Brown
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas R. Brown, Anthony Ibarguen and Lee S. Muller as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Douglas R. Brown	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 12, 2018
Douglas R. Brown

	/s/ Anthony Ibarguen	President and Director	March 12, 2018
Anthony Ibarguen

	/s/ Lee S. Muller	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 12, 2018
Lee S. Muller

	/s/ Evan Lovell	Director	March 12, 2018
Evan Lovell

	/s/ Hugh Evans	Director	March 12, 2018
Hugh Evans

	/s/ Paul Hanrahan	Director	March 12, 2018
Paul Hanrahan

	/s/ Brian O’Neill	Director	March 12, 2018
Brian O’Neill

	/s/ Cyril Meduña	Director	March 12, 2018
Cyril Meduña

	/s/ Richard Reilly	Director	March 12, 2018
Richard Reilly

	/s/ David Lincoln	Director	March 12, 2018
David Lincoln

Seven Seas Water Corporation
Authorized Representative in the United States

By:	/s/ Lee S. Muller		March 12, 2018
Name: Lee S. Muller
Title: Chief Financial Officer